UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2004

American Energy Production. Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State of incorporation)	(Commission file Number)	(IRS Employee ID Number)

6073 Hwy 281 South. Mineral Wells. TX 76067
(Address of principal executive offices)

(210) 410-8158
Registrant’s telephone number, including area code

N/A
Former name or former address, if changed since last report)

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)     Not applicable.

(b)     Disclosure. . . when a director resigns.

On December 21, 2004, Shane Traveller resigned his position as a Director of the Company, no specific reason was given for the resignation. There were no disagreements with the Company on any matters related to the Company’s operations, policies or practices. A copy of the resignation letter from Mr. Traveller is attached as Exhibit 99.1.

(c)     Not applicable.

(d)     Disclosure. . . when a new director is elected. A interview process to fill the independent board vacancy will begin immediately.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Letter of Resignation from Director Shane Traveller

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Energy Production, Inc. BY: /s/ Charles Bitters Charles Bitters Chief Executive Officer December 27, 2004